Exhibit 24.1


February 16, 1998


A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston


Dear Sirs:

         The Southern Company proposes to file or join in the filing of statements under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 1997, (2) the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K during 1998, and (3) the filing of a registration statement for the Universal Shelf Registration Program.
         The Southern Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K and any appropriate amendment or amendments thereto and any necessary exhibits, said Quarterly Reports on Form 10-Q and any necessary exhibits, any Current Reports on Form 8-K and any necessary exhibits, and said registration statement and any amendments thereto in connection with the Universal Shelf Registration Program.

                                             Yours very truly,

                                             THE SOUTHERN COMPANY


                                             By /s/A. W. Dahlberg
                                                  A. W. Dahlberg
                                              Chairman, President and
                                              Chief Executive Officer



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   /s/John C. Adams                          ________________________________
    John C. Adams                                 William A. Parker, Jr.



   /s/A. D. Correll                             /s/William J. Rushton, III
    A. D. Correll                                William J. Rushton, III



  /s/A. W. Dahlberg                                /s/Gloria M. Shatto
    A. W. Dahlberg                                   Gloria M. Shatto



 /s/Paul J. DeNicola                               /s/Gerald J. St. Pe'
   Paul J. DeNicola                                 Gerald J. St. Pe'



   /s/Jack Edwards                                 /s/Herbert Stockham
     Jack Edwards                                    Herbert Stockham



 /s/H. Allen Franklin                            /s/Stephen A. Wakefield
  H. Allen Franklin                                Stephen A. Wakefield



  /s/Bruce S. Gordon                                /s/W. L. Westbrook
   Bruce S. Gordon                                   W. L. Westbrook



 /s/L. G. Hardman III                               /s/Tommy Chisholm
  L. G. Hardman III                                   Tommy Chisholm



  /s/Elmer B. Harris                                /s/W. Dean Hudson
   Elmer B. Harris                                    W. Dean Hudson